EX. 1.01

Form of Purchase Agreement

$250,000,000

UHS ESCROW CORPORATION

UNIVERSAL HEALTH SERVICES INC.

7% SENIOR NOTES DUE 2018

September 15, 2010

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

UHS Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and a direct, wholly owned subsidiary of Universal Health Services Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”), $250,000,000 principal amount of its 7% Senior Notes due 2018 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of September 29, 2010 (the “Indenture”) between the Escrow Issuer and Union Bank, N.A., as trustee (the “Trustee”), and will be guaranteed on a senior unsecured basis by each of the guarantors listed in Schedule 2 hereto (the “Subsidiary Guarantors”).

The Securities are being issued and sold in connection with the acquisition (the “Acquisition”) by the Company of Psychiatric Solutions, Inc., a Delaware corporation (“PSI”), pursuant to the Agreement and Plan of Merger between the Company, Olympus Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and PSI, dated as of May 16, 2010 (the “Merger Agreement”). For the purposes of this Agreement, the term “Transactions” is used in the same way as such term is used in the Offering Memorandum and means, collectively, the Acquisition and the related financings described under the heading “The Transactions” in the Preliminary Offering Memorandum (as defined below). The net proceeds of the offering of the Securities will be used to fund a portion of the purchase price for the Acquisition. The Acquisition is expected to be consummated following the Closing Date (as defined in Section 2 below).

Prior to the consummation of the Acquisition, the net proceeds of the offering of the Securities will be held in escrow pending the consummation of the Acquisition and the satisfaction of the other conditions set forth in the Escrow and Security Agreement (as defined below) (the date of the satisfaction of such conditions, the “Completion Date”). On or prior to the Closing Date, the Escrow Issuer will execute an escrow and security agreement, in the form and substance to be agreed among the Escrow Issuer, the Escrow Agent and the Initial Purchasers, which shall conform in all material respects with the description thereof included in the Time of Sale Information and the Offering Memorandum (the “Escrow and Security Agreement”), and will deposit with Union Bank, N.A., as escrow agent (the “Escrow Agent”), in the account specified in the Escrow and Security Agreement (the “Escrow Account”) the net proceeds of the offering of the Securities, together with an additional $                , such that the escrowed funds (the “Escrowed Funds”) are in an amount sufficient to redeem the Securities in cash at a redemption price of 101% of the issue price of the Securities, plus the “Accrued Yield” (as defined in the Escrow and Security Agreement), if applicable, and, without duplication, accrued and unpaid interest thereon through December 31, 2010. The Securities will be redeemed pursuant to a special mandatory redemption at a redemption price equal to 101% of the issue price of the Securities, plus the “Accrued Yield,” if applicable, and, without duplication, accrued and unpaid interest thereon through the date of redemption in the event that (a) in the good faith judgment of the Board of Directors of the Company, the Completion Date will not occur on or prior to December 31, 2010 or (b) the Completion Date has not occurred on or prior to December 31, 2010. The Escrow and Security Agreement shall provide that the Escrowed Funds shall only be withdrawn and paid out pursuant to the terms of the Escrow and Security Agreement.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company, the Escrow Issuer and each of the Subsidiary Guarantors that is a subsidiary of the Company (the “UHS Subsidiary Guarantors”) have prepared a preliminary offering memorandum dated September 14, 2010 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Escrow Issuer and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company and the Escrow Issuer to the Initial Purchasers pursuant to the terms of this Agreement. The Company and the Escrow Issuer hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company, the Escrow Issuer and the Subsidiary Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

On the Completion Date, each of the Company and the Subsidiary Guarantors will enter into a supplemental indenture to the Indenture, a form of which is attached to the Indenture (the “Supplemental Indenture”), pursuant to which it will become a party to the Indenture. Also concurrently with the consummation of the Acquisition on the Completion Date, the Escrow Issuer will merge with and into the Company, and the Company will assume all the obligations of the Escrow Issuer under the Securities. From and after the Completion Date, the payment of principal of, premium and Additional Interest, if any, and interest on the Securities will be fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors (the “Guarantees”).

In addition, on the Completion Date, the Subsidiary Guarantors that are subsidiaries of PSI (collectively with PSI, the “PSI Guarantors”) will enter into (a) a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit B (the “Joinder to the Purchase Agreement”), pursuant to which they will become parties to this Agreement and (b) a joinder agreement to the Registration Rights Agreement, a form of which is attached to the Registration Rights Agreement (the “Joinder to the Registration Rights Agreement”), pursuant to which they will become parties to the Registration Rights Agreement.

Each of the Company and the Escrow Issuer hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities. (a) The Escrow Issuer agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Escrow Issuer the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to         % of the principal amount thereof plus accrued interest, if any, from September 29, 2010 to the Closing Date. The Escrow Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company and the Escrow Issuer understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company, the Escrow Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(h), counsel for the Company, the Escrow Issuer and the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d) The Company, the Escrow Issuer and each of the Subsidiary Guarantors jointly and severally acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Company, the Escrow Issuer and the Subsidiary Guarantors jointly and severally acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company, the Escrow Issuer and the Subsidiary Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Escrow Issuer, the Subsidiary Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Escrow Issuer, the Subsidiary Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, the Escrow Issuer and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company, the Escrow Issuer or the Subsidiary Guarantors

with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Escrow Issuer, the Subsidiary Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Escrow Issuer, the Subsidiary Guarantors or any other person.

2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on September 29, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative, the Company and the Escrow Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the Escrow Account against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Escrow Issuer. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company, the Escrow Issuer and the Subsidiary Guarantors. The Company, the Escrow Issuer and the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company, the Escrow Issuer and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company or the Escrow Issuer in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b) Additional Written Communications. The Company, the Escrow Issuer and the Subsidiary Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Escrow Issuer and the Subsidiary Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering

Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company, the Escrow Issuer and the Subsidiary Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company or the Escrow Issuer in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its subsidiaries and of PSI and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified (in the case of PSI, to the knowledge of the Company); such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (in the case of PSI, to the knowledge of the Company); the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and of PSI and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

(e) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum (i) there has not been any material change in the capital stock or long-term debt of the Company, PSI or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or PSI on any class of capital stock (other than the Company’s regular quarterly dividend and distributions by joint ventures of the Company and PSI in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or of PSI and its subsidiaries taken as a whole; (ii) neither the Company, PSI nor any of their respective subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or to PSI and its subsidiaries taken as a whole, as applicable, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole or to PSI and its subsidiaries taken as a whole, as applicable; and (iii) neither the Company, PSI nor any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(f) Organization and Good Standing. Each of the Company, PSI and their respective subsidiaries has been duly organized (in the case of PSI, to the knowledge of the Company) and is validly existing and in good standing under the laws of its respective jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Offering Memorandum, and has been duly qualified as a foreign company or corporation, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified, or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholder’s equity or results of operations or prospects of the Company and its subsidiaries taken as a whole or of PSI and its subsidiaries taken as a whole, as applicable, or on the performance by the Company and the Subsidiary Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 represent all of the Company’s direct and indirect material subsidiaries, other than the Escrow Issuer. The subsidiaries listed in Exhibit 21.1 to PSI’s Annual Report on Form 10-K for the year ended December 31, 2009 represent all of PSI’s direct and indirect material subsidiaries.

(g) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company and of PSI have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or PSI, as applicable (other than capital stock or other equity interests of the holders of minority interests in joint ventures of the Company and PSI), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than any lien on capital stock or other equity interests of any subsidiary of PSI securing indebtedness expected to be repaid in connection with the Transactions).

(h) Due Authorization. The Company, the Escrow Issuer and each of the Subsidiary Guarantors have full right, power and authority to execute and deliver this Agreement, the Joinder to the Purchase Agreement, the Securities, the Indenture, the Supplemental Indenture (including each Guarantee set forth therein), the Exchange Securities, the Registration Rights Agreement, the

Joinder to the Registration Rights Agreement and the Escrow and Security Agreement, as applicable (collectively, the “Transaction Documents”), and to perform their respective obligations hereunder and thereunder; all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company, the Escrow Issuer and the UHS Subsidiary Guarantors has been duly and validly taken on or prior to the Closing Date; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby by each of the PSI Guarantors will have been duly and validly taken on or prior to the Completion Date.

(i) The Indenture. The Indenture has been duly authorized by the Escrow Issuer (and, on the Completion Date, the Supplemental Indenture will be duly authorized by the Company and each of the Subsidiary Guarantors) and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Escrow Issuer (and, from the Completion Date, the Company and each of the Subsidiary Guarantors) enforceable against the Escrow Issuer (and, from the Completion Date, against the Company and each of the Subsidiary Guarantors) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture (and, on the Completion Date, the Indenture as supplemented by the Supplemental Indenture) will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(j) The Securities and the Guarantees. The Securities have been duly authorized by the Company and the Escrow Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Escrow Issuer (and, from the Completion Date, the Company) enforceable against the Escrow Issuer (and, from the Completion Date, the Company) in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Guarantees have been duly authorized by each of the UHS Subsidiary Guarantors; the Guarantees will have been duly authorized by each of the PSI Guarantors on the Completion Date; and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors from the Completion Date enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k) The Exchange Securities. On the Completion Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Subsidiary Guarantors, as guarantor, enforceable against the Company and each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company, the Escrow Issuer and each of the UHS Subsidiary Guarantors (and, on the Completion Date, the Joinder to the Purchase Agreement will have been duly authorized, executed and delivered by the PSI Guarantors); and the Registration Rights Agreement has been duly authorized by the Company, the Escrow Issuer and each of the UHS Subsidiary Guarantors (and, on the Completion Date, the Joinder to the Registration Rights Agreement will have been duly authorized by the PSI Guarantors) and on the Closing Date will be duly executed and delivered by the Company, the Escrow Issuer and each of the UHS Subsidiary Guarantors (and, on the Completion Date, the Joinder to the Registration Rights Agreement will be duly executed and delivered by each of the PSI Guarantors) and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, the Escrow Issuer and each of the UHS Subsidiary Guarantors (and, on the Completion Date, of the PSI Guarantors) enforceable against the Company, the Escrow Issuer and each of the UHS Subsidiary Guarantors (and, on the Completion Date, against the PSI Guarantors) in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(m) Escrow and Security Agreement. The Escrow and Security Agreement has been duly authorized by the Escrow Issuer, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Escrow Issuer enforceable against the Escrow Issuer in accordance with its terms, subject to the Enforceability Exceptions.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(o) No Violation or Default. Neither the Company nor PSI nor any of their respective subsidiaries (in the case of PSI and its subsidiaries, to the knowledge of the Company) is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, PSI or any of their respective subsidiaries is a party or by which the Company, PSI or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, PSI or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company, the Escrow Issuer and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and the compliance by the Company, the Escrow Issuer and each of the Subsidiary Guarantors with the terms of each of the Transaction Documents and consummation of the transactions contemplated therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, PSI or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, PSI or any of their respective subsidiaries is a party or by which the Company, PSI or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, PSI or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, PSI or any of their respective subsidiaries (in the case of PSI and its subsidiaries, to the knowledge of the Company) or (iii) result in any violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, change or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company, the Escrow Issuer and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company, the Escrow Issuer and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities (including the Guarantees) by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

(r) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, PSI or any of their respective subsidiaries is or may be a party or to which any property of the Company, PSI or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, PSI or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company); and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, the Escrow Issuer and each of the Subsidiary Guarantors, contemplated by any governmental or regulatory authority or by others.

(s) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and Ernst & Young LLP, who have certified certain financial statements of PSI and its subsidiaries (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company), are independent registered public accounting firms with respect to the Company and its subsidiaries and PSI and its subsidiaries, respectively, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. The Company, PSI and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, PSI and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, PSI and their respective subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(u) Title to Intellectual Property. The Company, PSI and their respective subsidiaries (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company, PSI and their respective subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which claims, if asserted and determined adversely to the Company, PSI or any of their respective subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, PSI or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company, PSI or any of their respective subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(w) Investment Company Act. None of the Company, the Escrow Issuer or any of the Subsidiary Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Taxes. The Company, PSI and their respective subsidiaries (in the case of PSI and its subsidiaries, to the knowledge of the Company) have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except to the extent that extensions have been duly filed with respect thereto or taxes are being contested in good faith; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, PSI or any of their respective subsidiaries or any of their respective properties or assets.

(y) Licenses and Permits. The Company, PSI and their respective subsidiaries (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company, PSI nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(z) No Labor Disputes. (i) No labor disturbance by or dispute with employees of the Company, PSI or any of their respective subsidiaries exists or, to the best knowledge of the Company, the Escrow Issuer and each of the Subsidiary Guarantors, is contemplated or threatened, and (ii) none of the Company, the Escrow Issuer or any Subsidiary Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s, PSI’s or any of their respective subsidiaries’ principal suppliers, contractors or customers, except, in the case of clause (i) or (ii), as would not have a Material Adverse Effect.

(aa) Compliance With Environmental Laws. (i) The Company, PSI and their respective subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, PSI or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company, PSI or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company, PSI and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, PSI and their respective subsidiaries, and (z) none of the Company, PSI and their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(bb) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, PSI or any member of their respective “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has (in the case of PSI or any member of its “Controlled Group,” to the knowledge of the Company) been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has (with respect to Plans of PSI, to the knowledge of the Company) occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) none of the Company, PSI nor any member of their respective Controlled Groups has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(cc) Government Licenses. Except as described in each of the Time of Sale Information and the Offering Memorandum, (i) the Company, PSI and their respective subsidiaries possess all required permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare, Medicaid, TRICARE programs and other governmental healthcare programs in which they participate), accreditations (including, without limitation, accreditation by The Joint Commission) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies and accreditation organizations necessary to conduct the business now operated by them (including, without limitation, Government Licenses as are required (a) under such federal and state healthcare laws as are applicable to the Company, PSI and their respective subsidiaries and (b) with respect to those facilities operated by the Company, PSI or any of their respective subsidiaries that participate in the Medicare, Medicaid and/or TRICARE programs, to receive reimbursement thereunder), except where the failure to possess such Governmental Licenses or to make such declarations and filings would have a Material Adverse Effect; (ii) the Company, PSI and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not have a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect and (iv) none of the Company, PSI or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. All of the acute care hospitals, behavioral healthcare facilities and other facilities operated by the Company, PSI or any of their respective subsidiaries are “providers” (as defined in the Social Security Act and the regulations promulgated thereunder (collectively, “SSA”)), and all ambulatory surgery centers, diagnostic and imaging centers, radiation and oncology centers and other healthcare operations operated by the Company, the Guarantors or any of their respective subsidiaries are “suppliers,” as defined in the SSA, and all such providers of services and suppliers are eligible to participate in the Medicare, Medicaid and TRICARE programs. For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the SSA that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the SSA that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees and their dependants, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(dd) Accounts Receivable. The accounts receivable of the Company, PSI and their respective subsidiaries (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company) have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third-party payors do not materially exceed amounts the Company, PSI and their respective subsidiaries are entitled to receive, except as described in both the Time of Sale Information and the Offering Memorandum.

(ee) Prohibited Activities. Except as described in both the Time of Sale Information and the Offering Memorandum, none of the Company, PSI, their respective subsidiaries or, to the knowledge of the Company, the Escrow Issuer, any officers, directors, stockholders, members, employees or other agents of the Company, PSI or any of their respective subsidiaries or any of the hospitals operated by them has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, including, but not limited to, 42 U.S.C. Section 1320a 7 (Program Exclusion), Section 1320a 7a (Civil Monetary Penalties), 1320a 7b (the Anti-kickback Statute), Sections 1395nn and 1396b (the “Stark” law, prohibiting certain self-referrals), the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Sections 3729 32, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, the privacy, security and transactions provisions of the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), or the federal Food, Drug & Cosmetics Act, 21 U.S.C. Section 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any other item or service for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties), or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties); (v) referring an individual to a person with which it has ownership or certain other financial arrangements or billing Medicare or Medicaid or any beneficiary of such program or other person for any designated health service or other item or service (where applicable federal law prohibits such referrals); (vi) knowingly and willfully presenting or causing to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent; (vii) violating any corporate integrity agreement or other agreement with any government agency (including, without limitation, the United States Department of Justice (“DOJ”) and the Office of Inspector General of the United States

Department of Health and Human Services (“OIG”); and (viii) violating any enforcement initiative instituted by any governmental agency (including, without limitation, the OIG and the DOJ), except, in each case set forth in this paragraph, for any such activities which would not have a Material Adverse Effect (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(ff) Disclosure Controls. The Company and its subsidiaries and PSI and its subsidiaries each maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information relating to the Company and its subsidiaries and PSI and its subsidiaries, as applicable, required to be disclosed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the their respective management as appropriate to allow timely decisions regarding required disclosure. The Company and PSI have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(gg) Accounting Controls. The Company, PSA and their respective subsidiaries each maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries and PSI and its subsidiaries each maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s or PSI’s internal controls (with respect to all such matters relating to PSI and its subsidiaries, to the knowledge of the Company).

(hh) Insurance. The Company, PSI and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, PSI, their respective subsidiaries and their respective businesses; and neither the Company, PSI nor any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, PSI nor any of its subsidiaries, nor, to the knowledge of the Company, the Escrow Issuer and each of the Subsidiary Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, PSI or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) Compliance with Money Laundering Laws. The operations of the Company, PSI and their respective subsidiaries (in the case of PSI and its subsidiaries, to the knowledge of the Company) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, PSI or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, the Escrow Issuer and the Subsidiary Guarantors, threatened.

(kk) Compliance with OFAC. None of the Company, PSI, any of their respective subsidiaries or, to the knowledge of the Company, the Escrow Issuer and the Subsidiary Guarantors, any director, officer, agent, employee or affiliate of the Company, PSI or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Escrow Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Solvency. On and immediately after the Closing Date and the Completion Date, the Company, the Escrow Issuer and the Subsidiary Guarantors (after giving effect to the issuance of the Securities (including the Guarantees) and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company, the Escrow Issuer and the Subsidiary Guarantors is not less than the total amount required to pay the liabilities of the Company, the Escrow Issuer and the Subsidiary Guarantors on their combined total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company, the Escrow Issuer and the Subsidiary Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company, the Escrow Issuer and the Subsidiary Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company, the Escrow Issuer and the Subsidiary Guarantors are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company, the Escrow Issuer and the Subsidiary Guarantors are engaged; and (v) the Company, the Escrow Issuer and the Subsidiary Guarantors are not defendants in any civil action that would result in a judgment that the Company and the Subsidiary Guarantors are or would become unable to satisfy.

(mm) No Restrictions on Subsidiaries. Neither any subsidiary of the Company nor PSI or any of its subsidiaries is or would be currently prohibited (in the case of PSI and its subsidiaries, assuming the refinancing of indebtedness of PSI in connection with the Transactions), directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as contained in (i) the Credit Agreement, referred to in the Offering Memorandum as the “senior credit facility,” to be entered into, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time (the “Senior Credit Facility”), (ii) the existing revolving credit facility described in the “Description of other indebtedness—Existing revolving credit facility” in the Time of Sale Information and the Offering Memorandum, (iii) the existing securitization program described in “Description of other indebtedness—Accounts receivable securitization program” in the Time of Sale Information and the Offering Memorandum, (iv) certain joint venture agreements entered into by subsidiaries of the Company or PSI that will not be Subsidiary Guarantors or guarantors of the Senior Credit Facility, (v) the mortgages and capitalized leases to which PSI’s subsidiaries are parties as described in “Description of other indebtedness—Debt to be assumed upon the PSI acquisition” in the Time of Sale Information and the Offering Memorandum and (vi) other debt of the Company, including certain industrial revenue bonds as described in “Description of other indebtedness—Other UHS debt” in the Time of Sale Information and the Offering Memorandum.

(nn) No Broker’s Fees. None of the Company, PSI nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the

Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(pp) No Integration. None of the Company, PSI nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(qq) No General Solicitation or Directed Selling Efforts. None of the Company, PSI nor any of their respective affiliates nor any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(rr) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(ss) No Stabilization. None of the Company, the Escrow Issuer or any of the Subsidiary Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(tt) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) Statistical and Market Data. Nothing has come to the attention of the Company, the Escrow Issuer and the Subsidiary Guarantors that has caused the Company, the Escrow Issuer and the Subsidiary Guarantors to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering

Memorandum are not based on or derived from sources that are reliable and accurate in all material respects.

(ww) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, PSI or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

4. Further Agreements of the Company, the Escrow Issuer and the Subsidiary Guarantors. The Company, the Escrow Issuer and each of the Subsidiary Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a) Delivery of Copies. The Company and the Escrow Issuer will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company and the Escrow Issuer will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company and the Escrow Issuer will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company and the Escrow Issuer will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company and the Escrow Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Escrow Issuer will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company and the Escrow Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company and the Escrow Issuer will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company and the Escrow Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that none of the Company, the Escrow Issuer or any of the Subsidiary Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through and including the date that is 180 days after the date hereof, the Company, the Escrow Issuer and each of the Subsidiary Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company, the Escrow Issuer or any of the Subsidiary Guarantors and having a tenor of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, the Escrow Issuer and each of the Subsidiary Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company and the Escrow Issuer will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l) No Resales. None of the Company, the Escrow Issuer, PSI and their respective subsidiaries will, nor will they permit any of their other affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Escrow Issuer, PSI, their respective subsidiaries or any of their other affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. None of the Company, the Escrow Issuer and PSI or any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company, the Escrow Issuer, PSI or any of their affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. None of the Company, the Escrow Issuer or any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p) Joinders and Supplemental Indenture. On the Completion Date, (i) the Company and each of the Subsidiary Guarantors shall become parties to the Indenture by executing and delivering the Supplemental Indenture and (ii) PSI and each of the other PSI Guarantors shall become party to (A) this Agreement by executing and delivering the Joinder to the Purchase Agreement and (B) the Registration Rights Agreement by executing and delivering the Joinder to the Registration Rights Agreement. In addition, on the Completion Date, the Company shall cause any subsidiary of the Company or PSI that is expected to guarantee the Senior Credit Facility or other indebtedness of the Company or a Subsidiary Guarantor but is not listed on Schedule 2 hereto to execute and deliver the Supplemental Indenture and to become a party to this Agreement and the Registration Rights Agreement pursuant to the Joinder to the Purchase Agreement and the Joinder to the Registration Rights Agreement, in the case of subsidiaries of PSI, and pursuant to joinders substantially in the form of the Joinder to the Purchase Agreement and the Joinder to the Registration Rights Agreement, in the case of subsidiaries of the Company.

(q) Opinion of Fulbright & Jaworski L.L.P. On the Completion Date, the Company shall cause Fulbright & Jaworski L.L.P., as counsel for the Company and the Subsidiary Guarantors, to furnish their written opinion addressed to the Initial Purchasers and dated the Completion Date, to the effect set forth in Annex D-2 hereto.

(r) Opinion of the General Counsel. On the Completion Date, the Company shall cause Michael D. Klein, General Counsel of the Company, to furnish his written opinion addressed to the Initial Purchasers and dated the Completion Date, to the effect set forth in Annex E-2 hereto.

(s) Local Counsel Opinions. On the Completion Date, the Company shall cause counsel for the Company and the Subsidiary Guarantors in such jurisdictions as shall be determined in connection with the closing of the Senior Credit Facility to furnish their written opinions addressed to the Initial Purchasers and dated the Completion Date, to the effect set forth in Annex F hereto and acceptable to the Representative.

(t) Good Standing. On the Completion Date, the Company shall provide to the Initial Purchasers satisfactory evidence of the good standing of the Company and the Subsidiary Guarantors as of a then recent date in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(u) Escrow Collateral. The Escrow Issuer will (i) complete and deliver to the Escrow Agent on the Closing Date all filings and take all other similar actions required in connection with the perfection of security interests in the Escrow Collateral (as defined in the Escrow and

Security Agreement) as and to the extent required by the Escrow and Security Agreement and (ii) take all actions necessary to maintain such security interests and to perfect security interests in any Escrow Collateral acquired after the Closing Date, in each case as and to the extent required by the Escrow and Security Agreement.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company, the Escrow Issuer and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company, the Escrow Issuer and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Escrow Issuer, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officers’ Certificate. The Representative shall have received on and as of the Closing Date a certificate or certificates of the chief executive officer and the chief financial officer of the Company, an executive officer of the Escrow Issuer and a senior officer of each UHS Subsidiary Guarantor who has specific knowledge of such UHS Subsidiary Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company, the Escrow Issuer and the Subsidiary Guarantors in this Agreement are true and correct and that the Company, the Escrow Issuer and the Subsidiary Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, each of PricewaterhouseCoopers LLP and Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Fulbright & Jaworski L.L.P., counsel for the Company, the Escrow Issuer and the Subsidiary Guarantors, shall have furnished to the Representative, at the request of the Company and the Escrow Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-1 hereto.

(g) Opinion of the General Counsel. Michael D. Klein, General Counsel to the Company, shall have furnished to the Representative, at the request of the Company and the Escrow Issuer, his written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E-1 hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Termination of Merger Agreement. Neither the Company, on the one hand, nor PSI, on the other hand, shall have terminated the Merger Agreement or delivered a notice to the other party stating their intent to terminate the Merger Agreement.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence as of a then recent date of the good standing of the Company, the Escrow Issuer and the Subsidiary Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company, the Escrow Issuer and each of the UHS Subsidiary Guarantors.

(m) Escrow and Security Agreement. The Initial Purchasers shall have received a counterpart of the Escrow and Security Agreement which shall have been executed and delivered by a duly authorized officer of the Escrow Issuer.

(n) Deposit of Escrow Funds. $                     shall have been deposited in the escrow account established pursuant to the Escrow and Security Agreement by the Escrow Issuer or one of its affiliates.

(o) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(p) CFO Certificate. The Initial Purchasers shall have received on and as of the Closing Date a certificate of the chief financial officer of the Company, in form and substance satisfactory to the Representative, confirming that the issue and sale of the securities by the Escrow Issuer and incurrence of the indebtedness thereunder shall not result in a breach or violation of any financial ratio contained in (i) the Credit Agreement dated as of March 4, 2005, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent and ABN Amro Bank N.V., Sun Trust Bank and Wachovia Bank, National Association, as co-documentation agents, and the lenders party thereto, as amended by Amendment No. 1, dated June 28, 2006, and Amendment No. 2, dated April 13, 2007, or (ii) the Credit and Security Agreement, dated as of August 31, 2007, among the borrowers named therein, UHS Receivables Corp., as collection agent, UHS of Delaware, Inc., as servicer, the Company, as performance guarantor, the conduit entities and liquidity providers named therein and Wachovia Bank, National Association, as administrative agent, as extended pursuant to the Extension Agreement, dated August 27, 2010.

(q) Additional Documents. On or prior to the Closing Date, the Company, the Escrow Issuer and the Subsidiary Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company, the Escrow Issuer and each of the UHS Subsidiary Guarantors (and, from the Completion Date, the PSI Guarantors) jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Indemnification of the Company, the Escrow Issuer and the Subsidiary Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Escrow Issuer, each of the UHS Subsidiary Guarantors, each of their respective directors and officers and each person, if any, who controls the Company, the Escrow Issuer or any of the UHS Subsidiary Guarantors (and, from the Completion Date, the PSI Guarantors, each of their respective directors and officers and each person, if any, who controls any of the PSI Guarantors) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph, the third and fourth sentences of the tenth paragraph and the twelfth paragraph, in each case, found under the heading “Plan of distribution.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraph (a) or (b) above that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Escrow Issuer, the Subsidiary Guarantors, their respective directors and officers and any control persons of the Company, the Escrow Issuer and the Subsidiary Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Escrow Issuer and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Escrow Issuer and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Escrow Issuer and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Escrow Issuer from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, the Escrow Issuer and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Escrow Issuer or any Subsidiary Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Escrow Issuer, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Escrow Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company, the Escrow Issuer, PSI or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Escrow Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company and the Escrow Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, any of the non-defaulting Initial Purchasers, the Company or the Escrow Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, the Escrow Issuer or the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company and the Escrow Issuer agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers, the Company and the Escrow Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and the Escrow Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers, the Company and the Escrow Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and the Escrow Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, the Escrow Issuer or the Subsidiary Guarantors, except that the Company, the Escrow Issuer and each of the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Escrow Issuer, the Subsidiary Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company, the Escrow Issuer and each of the Subsidiary Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s, the Escrow Issuer’s and the Subsidiary Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the

Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and applicable fees of the Escrow Agent; (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (x) all expenses incurred by the Company and the Escrow Issuer in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Escrow Issuer for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company, the Escrow Issuer and each of the Subsidiary Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Escrow Issuer, the Subsidiary Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Escrow Issuer, the Subsidiary Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Escrow Issuer, the Subsidiary Guarantors or the Initial Purchasers.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

13. Release of Non-Guarantor Subsidiaries. The Escrow Issuer and the Company represent and warrant that the Subsidiary Guarantors listed on Schedule 2 hereto are the subsidiaries of the Company and, to the knowledge of the Company, PSI that they expect will guarantee the Senior Credit Facility and will be Subsidiary Guarantors with respect to the Notes. It is understood that, pursuant to Section 4(p) hereof, any subsidiary of the Company or PSI that guarantees the Senior Credit Facility or other indebtedness of the Company or a Subsidiary Guarantor on the Completion Date but is not set forth on Schedule 2 will execute and deliver the

Supplemental Indenture and will become a party to this Agreement and the Registration Rights Agreement. Conversely, any subsidiary of the Company that has executed and delivered this Agreement but is determined not to be required to guarantee the Senior Credit Facility or other indebtedness of the Company or a Subsidiary Guarantor on the Completion Date and, consequently, is determined not to be required to be a Subsidiary Guarantor shall be automatically and unconditionally released and discharged from this Agreement on the Completion Date and shall no longer be a party hereto, without any further action by such subsidiary, the Company, the Initial Purchasers or any other party. Similarly, any subsidiary of PSI that is set forth on Schedule 2 but is determined not to be required to guarantee the Senior Credit Facility or other indebtedness of the Company or a Subsidiary Guarantor on the Completion Date and, consequently, is determined not to be required to be a Subsidiary Guarantor shall not be required to execute and deliver the Supplemental Indenture, the Joinder to the Purchase Agreement and the Joinder to the Registration Rights Agreement. The Company and the Escrow Issuer do not expect any material change in the amounts and percentages of its or PSI’s consolidated total assets, total liabilities, operating income or Adjusted EBITDA (as defined in the Time of Sale Information and the Offering Memorandum), as applicable, represented by the subsidiaries of Company and PSI that are not expected to be Subsidiary Guarantors, compared to the amounts and percentages set forth in the Time of Sale Information and the Offering Memorandum, as a result of any release or other change to the Subsidiary Guarantors contemplated by this Section 13.

14. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212)-270-1063); Attention: Lauren Camp. Notices to the Company, the Escrow Issuer and the Subsidiary Guarantors shall be given to them at 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406-0958 (fax: (610)-382-4407); Attention: Chief Financial Officer.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

UHS ESCROW CORPORATION, as issuer

By
Name: Steve Filton
Title: Senior Vice President and Chief Financial Officer

UNIVERSAL HEALTH SERVICES, INC.

By
Name: Steve Filton
Title: Vice President

Each of the Subsidiary Guarantors Listed on Exhibit 1 hereto

By
Name: Steve Filton
Title: Vice President

Signature Page to Purchase Agreement

Exhibit 1

Aiken Regional Medical Centers, Inc.	UHS of D.C., Inc.
Associated Child Care Educational Services, Inc.	UHS of Delaware, Inc.
Auburn Regional Medical Center, Inc.	UHS of Denver, Inc.
CCS/Lansing, Inc.	UHS of Dover, L.L.C.
Del Amo Hospital, Inc.	UHS of Doylestown, LLC
Fort Duncan Medical Center, Inc	UHS of Fairmount, Inc.
Frontline Behavioral Health, Inc.	UHS of Fuller, Inc.
Frontline Hospital, LLC	UHS of Georgia Holdings, Inc.
Frontline Residential Treatment Center, LLC	UHS of Georgia, Inc.
Keystone Continuum LLC	UHS of Greenville, Inc.
Keystone Marion, LLC	UHS of Hampton, Inc.
Keystone Memphis, LLC	UHS of Hartgrove, Inc.
Keystone Newport News, LLC	UHS of Lakeside, LLC
Keystone NPS LLC	UHS of Laurel Heights, L.P.
Keystone Richland Center LLC	UHS of New Orleans, Inc.
Keystone WSNC, L.L.C.	UHS of Oklahoma, Inc.
La Amistad Residential Treatment Center, LLC	UHS of Parkwood, Inc.
Lancaster Hospital Corporation	UHS of Peachford, L.P.
Laredo Regional Medical Center, Inc	UHS of Pennsylvania, Inc.
Manatee Memorial Hospital, L.P.	UHS of Provo Canyon, Inc.
McAllen Hospitals, L.P.	UHS of Puerto Rico, Inc.
McAllen Medical Center, Inc.	UHS of Ridge, LLC
Meridell Achievement Center, Inc.	UHS of River Parishes, Inc.
Northwest Texas Healthcare System, Inc.	UHS of Rockford, LLC
Oak Plans Academy of Tennessee, Inc.	UHS of Salt Lake City, L.L.C.
Pendleton Methodist Hospital, L.L.C.	UHS of Savannah, L.L.C.
Pennsylvania Clinical Schools, Inc.	UHS of Spring Mountain, Inc.
Ridge Outpatient Counseling, L.L.C.	UHS of Springwoods, L.L.C.
River Oaks, Inc.	UHS of SummitRidge, LLC
Sparks Family Hospital, Inc.	UHS of Texoma, Inc.
Stonington Behavioral Health, Inc.	UHS of Timberlawn, Inc.
Tennessee Clinical Schools, LLC	UHS of Timpanogos, Inc.
The Arbour, Inc.	UHS of Westwood Pembroke, Inc.
The Bridgeway, Inc.	UHS of Wyoming, Inc.
The Pavilion Foundation	UHS Oklahoma City LLC
Turning Point Care Center, Inc.	UHS Sahara, Inc.
Two Rivers Psychiatric Hospital, Inc.	UHS-Corona, Inc.
UHS Holding Company, Inc.	United HealthCare of Hardin, Inc.
UHS of Anchor, L.P.	Universal Health Services of Rancho Springs, Inc.
UHS of Benton, Inc.	VHMC, Inc.
UHS of Bowling Green, LLC	Wellington Regional Medical Center Incorporated
UHS of Centennial Peaks, LLC
UHS of Cornerstone Holdings, Inc.
UHS of Cornerstone, Inc

Accepted: September 15, 2010

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By
Authorized Signatory

Schedule 1

Initial Purchaser		Principal Amount
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Credit Agricole Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
RBS Securities Inc.
SunTrust Robinson Humphrey, Inc.

	Total	$250,000,000

Schedule 2

Subsidiary Guarantors

UHS Subsidiary Guarantors

Aiken Regional Medical Centers, Inc.	UHS of Benton, Inc.
Associated Child Care Educational Services, Inc.	UHS of Bowling Green, LLC
Auburn Regional Medical Center, Inc.	UHS of Centennial Peaks, LLC
CCS/Lansing, Inc.	UHS of Cornerstone Holdings, Inc.
Del Amo Hospital, Inc.	UHS of Cornerstone, Inc
Fort Duncan Medical Center, Inc	UHS of D.C., Inc.
Frontline Behavioral Health, Inc.	UHS of Delaware, Inc.
Frontline Hospital, LLC	UHS of Denver, Inc.
Frontline Residential Treatment Center, LLC	UHS of Dover, L.L.C.
Keystone Continuum LLC	UHS of Doylestown, LLC
Keystone Marion, LLC	UHS of Fairmount, Inc.
Keystone Memphis, LLC	UHS of Fuller, Inc.
Keystone Newport News, LLC	UHS of Georgia Holdings, Inc.
Keystone NPS LLC	UHS of Georgia, Inc.
Keystone Richland Center LLC	UHS of Greenville, Inc.
Keystone WSNC, L.L.C.	UHS of Hampton, Inc.
La Amistad Residential Treatment Center, LLC	UHS of Hartgrove, Inc.
Lancaster Hospital Corporation	UHS of Lakeside, LLC
Laredo Regional Medical Center, LP	UHS of Laurel Heights, L.P.
Manatee Memorial Hospital, L.P.	UHS of New Orleans, Inc.
McAllen Hospitals, L.P.	UHS of Oklahoma, Inc.
McAllen Medical Center, Inc.	UHS of Parkwood, Inc.
Meridell Achievement Center, Inc.	UHS of Peachford, L.P.
Northwest Texas Healthcare System, Inc.	UHS of Pennsylvania, Inc.
Oak Plains Academy of Tennessee, Inc.	UHS of Provo Canyon, Inc.
Pendleton Methodist Hospital, L.L.C.	UHS of Puerto Rico, Inc.
Pennsylvania Clinical Schools, Inc.	UHS of Ridge, LLC
Ridge Outpatient Counseling, L.L.C.	UHS of River Parishes, Inc.
River Oaks, Inc.	UHS of Rockford, LLC
Sparks Family Hospital, Inc.	UHS of Salt Lake City, L.L.C.
Stonington Behavioral Health, Inc.	UHS of Savannah, L.L.C.
Tennessee Clinical Schools, LLC	UHS of Spring Mountain, Inc.
The Arbour, Inc.	UHS of Springwoods, L.L.C.
The Bridgeway, Inc.	UHS of SummitRidge, LLC
The Pavilion Foundation	UHS of Texoma, Inc.
Turning Point Care Center, Inc.	UHS of Timberlawn, Inc.
Two Rivers Psychiatric Hospital, Inc.	UHS of Timpanogos, Inc.
UHS Holding Company, Inc.	UHS of Westwood Pembroke, Inc.
UHS of Anchor, L.P.	UHS of Wyoming, Inc.
UHS Oklahoma City LLC

UHS Sahara, Inc.
UHS-Corona, Inc.
United HealthCare of Hardin, Inc.
Universal Health Services of Rancho Springs, Inc.
Valley Hospital Medical Center, Inc.
Wellington Regional Medical Center Incorporated

PSI Guarantors

Psychiatric Solutions, Inc	H.C. Partnership
Alliance Health Center, Inc.	Havenwyck Hospital Inc.
Alternative Behavioral Services, Inc.	HHC Augusta, Inc.
Atlantic Shores Hospital, LLC	HHC Conway Investment, Inc.
Behavioral Healthcare LLC	HHC Delaware, Inc.
Benchmark Behavioral Health System, Inc.	HHC Focus Florida, Inc.
BHC Alhambra Hospital, Inc.	HHC Pennsylvania, LLC
BHC Belmont Pines Hospital, Inc.	HHC Poplar Springs, Inc.
BHC Fairfax Hospital, Inc.	HHC River Park, Inc.
BHC Fox Run Hospital, Inc.	HHC St. Simons, Inc.
BHC Fremont Hospital, Inc.	Hickory Trail Hospital, L.P.
BHC Health Services of Nevada, Inc.	Holly Hill Real Estate, LLC
BHC Heritage Oaks Hospital, Inc.	Holly Hill Hospital, LLC
BHC Holdings, Inc.	Horizon Health Corporation
BHC Intermountain Hospital, Inc.	Horizon Health Hospital Services, LLC
BHC Mesilla Valley Hospital, LLC	Horizon Mental Health Management, LLC
BHC Montevista Hospital, Inc.	Kids Behavioral Health of Utah, Inc.
BHC Northwest Psychiatric Hospital, LLC	Kingwood Pines Hospital, LLC
BHC of Indiana, General Partnership	KMI Acquisition, LLC
BHC Pinnacle Pointe Hospital, Inc.	Laurel Oaks Behavioral Health Center, Inc.
BHC Properties, LLC	Michigan Psyciatric Services, Inc.
BHC Sierra Vista Hospital, Inc.	Neuro Institute of Austin, L.P.
BHC Streamwood Hospital, Inc.	North Spring Behavioral Healthcare, Inc.
Brentwood Acquisition, Inc.	Ocala Behavioral Health, LLC
Brentwood Acquisition-Shreveport, Inc.	Palmetto Behavioral Health Holdings, LLC
Brynn Marr Hospital, Inc.	Palmetto Behavioral Health System, LLC
Canyon Ridge Hospital, Inc.	Palmetto Lowcountry Behavioral Health, LLC
Canyon Ridge Real Estate, LLC	Premier Behavioral Solutions of Florida, Inc.
Cedar Springs Hospital, Inc.	Premier Behavioral Solutions, Inc.
Cumberland Hospital Partners, LLC	PSI Surety, Inc.
Cumberland Hospital, LLC	PSJ Acquisition, LLC
Emerald Coast Behavioral Hospital, LLC	Psychiatric Solutions Hospitals, LLC
First Hospital Corporation of Virginia Beach	Psychiatric Solutions of Virginia, Inc.
First Hospital Panamericano, Inc.	Ramsay Managed Care, LLC
Friends Behavioral Health System, L.P.	Ramsay Youth Services of Georgia, Inc.
Great Plains Hospital, Inc.	Riveredge Hospital Holdings, Inc.
Riveredge Real Estate, Inc.

Rolling Hills Hospital, LLC
Shadow Mountain Behavioral Health System, LLC
SHC-KPH, LP
SP Behavioral, LLC
Springfield Hospital, Inc.
Summit Oaks Hospital, Inc.
Sunstone Behavioral Health, LLC
TBD Acquisition, LLC
TBJ Behavioral Center, LLC
Texas Cypress Creek Hospital, L.P.
Texas Hospital Holdings, Inc.
Texas Laurel Ridge Hospital, L.P.
Texas San Marco Treatment Center, L.P.
Texas West Oaks Hospital, L.P.
The National Deaf Academy, LLC
The Pines Residential Treatment Center, Inc.
Three Rivers Healthcare Group, LLC
Three Rivers Behavioral Health, LLC
Toledo Holding Company, LLC
University Behavioral, LLC
Valle Vista, LLC
Wekiva Springs, LLC
Wellstone Regional Hospital Acquisition, LLC
West Oaks Real Estate, L.P.
Willow Springs, LLC
Windmoor Healthcare Inc.
Windmoor Healthcare of Pinellas Park, Inc.

Annex A

Additional Time of Sale Information

1.	Term sheet containing the terms of the securities, substantially in the form of Annex B.

Annex B

UHS ESCROW CORPORATION

UNIVERSAL HEALTH SERVICES, INC.

Pricing Term Sheet

Issuer:	UHS Escrow Corporation, to merge into Universal Health Services, Inc. as a condition to the release of net proceeds from escrow

Security Description:	7% Senior Notes due 2018

Distribution:	144A and Regulation S with Registration Rights

Face:	$250,000,000

Gross Proceeds:	$250,000,000

Coupon:	7%

Maturity:	October 1, 2018

Offering Price:	100% of face amount

Yield to Maturity:	7%

Spread to Treasury:	+463 basis points

Benchmark:	UST 3.75% due November 15, 2018

Ratings:	B1/B+

Interest Payment Dates:	April 1 and October 1

First Interest Payment Date:	April 1, 2011

Equity Clawback:	Up to 35% at 107% plus accrued and unpaid interest until October 1, 2013

Make-Whole Redemption:	Make-whole call @ Treasury Rate + 50 bps prior to October 1, 2014

Optional Redemption:	On and after October 1, 2014, at the prices set forth below (expressed as a percentage of the principal amount), plus accrued and unpaid interest, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

	Date	Price
	2014	103.500%
	2015	101.750%
	2016 and thereafter	100.000%

Change of Control:	Putable at 101% of principal amount thereof, plus accrued and unpaid interest

Trade Date:	September 15, 2010

Settlement:

T+10 (September 29, 2010)

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the trade date and the succeeding six business days will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who make such trades should consult their own advisors.

CUSIP:	Rule 144A: 902730AA8 Regulation S: U9034AAA3

ISIN:	Rule 144A: US902730AA85 Regulation S: USU9034AAA35

Denominations/Multiple:	$2,000/$1,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.

Co-Managers:	Credit Agricole Securities (USA) Inc. Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. SunTrust Robinson Humphrey, Inc.

Trustee:	Union Bank, N.A.

Escrow Agent:	Union Bank, N.A.

Annex C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Subsidiary Guarantors; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex D-1

Form of Opinion of Fulbright & Jaworski L.L.P. to Be Delivered on the Closing Date

Annex D-2

Form of Opinion of Fulbright & Jaworski L.L.P. to be Delivered on the Completion Date

Annex E-1

Form of Opinion of the General Counsel to be Delivered on the Closing Date

Annex E-2

Form of Opinion of the General Counsel to be Delivered on the Completion Date

Annex F

Form of Local Counsel Opinions to be Delivered on the Completion Date

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Joinder to the Purchase Agreement

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated September 15, 2010, among UHS Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and a wholly owned direct subsidiary of Universal Health Services, Inc. (the “Company”), the Subsidiary Guarantors party thereto and J.P. Morgan Securities LLC, as representative (the “Representative”), to the several initial purchasers listed on Schedule 1 thereto (collectively, the “Initial Purchasers”) concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Escrow Issuer by the several Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

PSI and each of the undersigned guarantors (collectively with PSI, the “PSI Guarantors”) agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and for other good and valuable consideration and is being executed concurrently with the consummation of the Acquisition on the Completion Date. Also concurrently with the consummation of the Acquisition on the Completion Date, the Escrow Issuer will merge with and into the Company, and the Company will assume all the obligations of the Escrow Issuer under the Securities.

1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit in order to enter into this letter agreement, and acknowledges and agrees (i) to join and become a party to the Purchase Agreement as indicated by its signature below, (ii) to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company, the Escrow Issuer or the Subsidiary Guarantors in the Purchase Agreement as if made by, and with respect to, the undersigned in accordance with the terms of the Purchase Agreement and (iii) to perform all obligations and duties required of the Subsidiary Guarantors, as applicable, pursuant to the Purchase Agreement and that it has complied with all covenants as of the date hereof.

2. Representations, Warranties and Agreements of the PSI Guarantors. Each of the undersigned hereby represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof that:

(a) each of the undersigned has the requisite organizational power to execute and deliver this letter agreement and all action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this Joinder to the Purchase Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder to the Purchase Agreement has been duly authorized, executed and delivered by each of the undersigned and constitutes a valid and legally binding agreement of each of the undersigned enforceable against each of the undersigned in accordance with its terms; and

(b) the representations, warranties and agreements of the PSI Guarantors set forth in the Purchase Agreement are true and correct as of the date hereof.

3. GOVERNING LAW. THIS JOINDER TO THE PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Submission to Jurisdiction, Etc. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against any PSI Guarantor brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and any other requirements of or objections to personal jurisdiction with respect thereto and (iii) expressly submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the PSI Guarantors hereby appoints the Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on the Purchase Agreement, this Joinder to the Purchase Agreement, the Indenture, the Securities, the Guarantees or the transactions contemplated hereby which may be instituted in any New York court by any Initial Purchaser or by any person who controls any Initial Purchaser. Service of process upon the Authorized Agent and written notice of such service to the applicable PSI Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the applicable PSI Guarantor.

5. Counterparts. This Joinder to the Purchase Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

6. Amendments or Waivers. No amendment or waiver of any provision of this Joinder to the Purchase Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Joinder to the Purchase Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between the PSI Guarantors party hereto and the several Initial Purchasers in accordance with its terms.

Date:             , 2010

PSYCHIATRIC SOLUTIONS, INC.

By:
Name:
Title:

Each of the subsidiaries of Psychiatric Solutions, Inc. set forth on Annex 1 hereto

By:
Name:
Title:

Annex 1

Alliance Health Center, Inc.	HHC St. Simons, Inc.
Alternative Behavioral Services, Inc.	Hickory Trail Hospital, L.P.
Atlantic Shores Hospital, LLC	Holly Hill Real Estate, LLC
Behavioral Healthcare LLC	Holly Hill Hospital, LLC
Benchmark Behavioral Health System, Inc.	Horizon Health Corporation
BHC Alhambra Hospital, Inc.	Horizon Health Hospital Services, LLC
BHC Belmont Pines Hospital, Inc.	Horizon Mental Health Management, LLC
BHC Fairfax Hospital, Inc.	Kids Behavioral Health of Utah, Inc.
BHC Fox Run Hospital, Inc.	Kingwood Pines Hospital, LLC
BHC Fremont Hospital, Inc.	KMI Acquisition, LLC
BHC Health Services of Nevada, Inc.	Laurel Oaks Behavioral Health Center, Inc.
BHC Heritage Oaks Hospital, Inc.	Michigan Psyciatric Services, Inc.
BHC Holdings, Inc.	Neuro Institute of Austin, L.P.
BHC Intermountain Hospital, Inc.	North Spring Behavioral Healthcare, Inc.
BHC Mesilla Valley Hospital, LLC	Ocala Behavioral Health, LLC
BHC Montevista Hospital, Inc.	Palmetto Behavioral Health Holdings, LLC
BHC Northwest Psychiatric Hospital, LLC	Palmetto Behavioral Health System, LLC
BHC of Indiana, General Partnership	Palmetto Lowcountry Behavioral Health, LLC
BHC Pinnacle Pointe Hospital, Inc.	Premier Behavioral Solutions of Florida, Inc.
BHC Properties, LLC	Premier Behavioral Solutions, Inc.
BHC Sierra Vista Hospital, Inc.	PSI Surety, Inc.
BHC Streamwood Hospital, Inc.	PSJ Acquisition, LLC
Brentwood Acquisition, Inc.	Psychiatric Solutions Hospitals, LLC
Brentwood Acquisition-Shreveport, Inc.	Psychiatric Solutions of Virginia, Inc.
Brynn Marr Hospital, Inc.	Ramsay Managed Care, LLC
Canyon Ridge Hospital, Inc.	Ramsay Youth Services of Georgia, Inc.
Canyon Ridge Real Estate, LLC	Riveredge Hospital Holdings, Inc.
Cedar Springs Hospital, Inc.	Riveredge Real Estate, Inc.
Cumberland Hospital Partners, LLC	Rolling Hills Hospital, LLC
Cumberland Hospital, LLC	Shadow Mountain Behavioral Health System, LLC
Emerald Coast Behavioral Hospital, LLC	SHC-KPH, LP
First Hospital Corporation of Virginia Beach	SP Behavioral, LLC
First Hospital Panamericano, Inc.	Springfield Hospital, Inc.
Friends Behavioral Health System, L.P.	Summit Oaks Hospital, Inc.
Great Plains Hospital, Inc.	Sunstone Behavioral Health, LLC
H.C. Partnership	TBD Acquisition, LLC
Havenwyck Hospital Inc.	TBJ Behavioral Center, LLC
HHC Augusta, Inc.	Texas Cypress Creek Hospital, L.P.
HHC Conway Investment, Inc.	Texas Hospital Holdings, Inc.
HHC Delaware, Inc.	Texas Laurel Ridge Hospital, L.P.
HHC Focus Florida, Inc.	Texas San Marco Treatment Center, L.P.
HHC Pennsylvania, LLC	Texas West Oaks Hospital, L.P.
HHC Poplar Springs, Inc.	The National Deaf Academy, LLC
HHC River Park, Inc.	The Pines Residential Treatment Center, Inc.

Three Rivers Healthcare Group, LLC
Three Rivers Behavioral Health, LLC
Toledo Holding Company, LLC
University Behavioral, LLC
Valle Vista, LLC
Wekiva Springs, LLC
Wellstone Regional Hospital Acquisition, LLC
West Oaks Real Estate, L.P.
Willow Springs, LLC
Windmoor Healthcare Inc.
Windmoor Healthcare of Pinellas Park, Inc.